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                                                                    EXHIBIT 23.5

                           STENTON LEIGH CAPITAL CORP.
                      1900 CORPORATE BLVD., SUITE 305 WEST
                              BOCA RATON, FL 33431
                     PHONE (561) 241-9921 FAX (561) 241-7011

                               February ___, 2001



Board of Directors Bristol Retail Solutions, Inc.
3760 Kilroy Airport Way, Suite 450
Long Beach, CA 90806

Gentlemen:

         We hereby consent to the inclusion of our opinion letter dated December 18, 2000 to the Board of Directors of Bristol Retail Solutions, Inc. regarding the sale of Bristol to Registry Magic Incorporated, in the Proxy Statement/Prospectus forming part of Registry's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "Summary-Opinion of Financial Advisor to Registry," "The Merger-Background of the Merger," "The Merger-Reasons for the Merger," "The Merger-Opinion of Bristol's Financial Advisor," "Appendix D-Opinion of Stenton Leigh Capital Corp."

         In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              STENTON LEIGH CAPITAL CORP.


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